                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-77046 of Fisher Scientific International Inc. on Form S-3 of our report dated October 3, 2001, appearing in the Current Report on Form 8-K of Fisher Scientific International Inc. filed on January 11, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Warady & Davis LLP
Deerfield, Illinois

February 8, 2002